MIDSOUTH BANCORP, INC.
2018 LONG-TERM INCENTIVE COMPENSATION PLAN

TABLE OF CONTENTS
(continued)

Article 1. Purpose.
The purpose of the 2018 Long-term Incentive Plan (the “Plan”) is to increase shareholder value of MidSouth Bancorp, Inc. (“MidSouth”) and to advance the interests of it and its subsidiaries (collectively, the “Company”) by furnishing a variety of economic incentives (the “Incentives”) designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such persons and shareholders. Incentives may consist of opportunities to purchase or receive shares of MidSouth common stock (the “Common Stock”), monetary payments, or both, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation of which MidSouth owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock (including any corporation that becomes a subsidiary after the adoption of the Plan).
Article 2.     Administration.
2.1    Composition. The Plan shall be administered by the Compensation Committee (the “Committee”) of MidSouth’s Board of Directors (“Board”). The Committee shall consist of not fewer than three members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). Each member of the Committee shall also be independent within the meaning of the rules of the New York Stock Exchange (“NYSE”).
2.2    Authority. The Committee shall have plenary authority to award Incentives within Plan limits, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with participants as to the terms of the Incentives (“Incentive Agreements”), to accelerate the exercisability or settlement of an Incentive, and to make any other determination that it believes necessary or advisable for the Plan’s proper administration. Its decisions in matters relating to the Plan shall be final and conclusive on the Company, the participants and all other persons. The Committee may delegate its authority hereunder to the extent provided elsewhere herein. Subject to Section 5.3(f), only the Board shall have the authority to award Incentives under the Plan to directors of MidSouth who are not also full-time employees of the Company (“Outside Directors”). Whenever the Committee is referenced in this Plan, the Committee shall refer to the Board with respect to Incentives awarded or to be awarded to Outside Directors.
Article 3.     Eligible Participants.
Key employees and directors of the Company (including officers and directors who are full-time employees and Outside Directors) shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees and Outside Directors may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act nor Outside Directors, the Committee may delegate its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants.
Article 4.     Types of Incentives.
Incentives may be granted under the Plan in any of the following forms, either individually or in combination: (a) incentive stock options (“ISO”) and non-qualified stock options (“NQO” and together with ISOs, “Options”); (b) stock appreciation rights (“SARs”); (c) restricted stock; (d) performance shares; (e) restricted stock units (“RSUs”); (f) performance units; (g) cash-based awards and (h) other stock-based awards.
Article 5.     Shares Subject to the Plan.
5.1    Number of Shares. Subject to adjustment as provided in Article 11.5, the maximum number of shares of Common Stock available for Incentives under the Plan shall be 560,000 shares of Common Stock, and the total number of shares of Common Stock that may be delivered pursuant to the exercise of ISOs granted under the Plan may not exceed 560,000. The maximum number of shares of Common Stock available for issuance under the Plan shall be reduced by the full number of shares of Common Stock covered by Incentives granted under the Plan. This reduction shall include the full number of shares of Common Stock covered by an Incentive Agreement, regardless of whether (i) any shares of Common Stock are tendered in payment of the exercise or strike or purchase price of any Option or SAR or other Incentive, (ii) any such Option, SAR, or other Incentive covering shares of Common Stock under the Plan ultimately is settled in cash or by delivery of shares of Common Stock (either by share netting, an attestation process, or actual delivery), (iii) shares of Common Stock were used to satisfy any tax withholdings, or (iv) shares of Common Stock were repurchased by the Company with Option or SAR proceeds. If, however, any Incentive granted under this Plan terminates, expires, is forfeited because any performance or time-based vesting requirements were not satisfied, or lapses for any reason, any shares of Common Stock subject to such Incentive shall again be available for a grant of an Incentive Award under the Plan.
5.2    Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or previously-issued shares now held as treasury shares.
5.3    Annual Award Limits. The following limits (twice that limit for awards that are granted to any one Participant in any one Plan Year in which the Participant first commences employment or service) (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under this Plan (based on the highest level of achievement resulting in the maximum payout):

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

(b)	SARs: The maximum aggregate number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

(c)
Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be two hundred fifty thousand (250,000) Shares.

(d)
Performance Units or Performance Shares: The maximum aggregate number of Performance Units or Performance Shares that a Participant may be awarded in any one Plan Year shall be two hundred fifty thousand (250,000) Shares. Up to two and one-half Shares (or the cash value of two and one-half Shares) may be issued with respect to a Performance Unit or Performance Share, depending on the level of performance.

(e)
Cash-Based Awards or other stock-based awards: The maximum aggregate amount awarded with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed one million ($1,000,000) dollars determined as of the date of grant. The maximum aggregate amount awarded with respect to other Stock-Based Awards to any one Participant in any one Plan Year may not exceed two hundred fifty thousand (250,000) Shares.

(f)
Outside Directors. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to an Outside Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Incentives payable in shares of Common Stock that may be granted under the Plan to an individual as compensation for services as an Outside Director during any fiscal year of the Company shall not exceed $100,000. For avoidance of doubt, compensation shall count towards this limit for the fiscal year in which it was granted, and not when later earned or distributed.

5.4    Minimum Vesting Period. Notwithstanding anything else contained herein to the contrary, no Incentive may vest sooner than one (1) year from the date of grant, and no Incentive award or grant document may waive or supersede this minimum; provided, however, that the foregoing minimum vesting period shall not apply to Incentives involving an aggregate number of shares of Common Stock not in excess of five percent (5%) of the aggregate number of shares of Common Stock that may be delivered in connection with Incentives (as set forth in this Article 5).
5.5    Section 162(m) Transition Rule If and to the extent that the Committee grants an Incentive that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, prior to the enactment of the Tax Cuts and Jobs Act of 2017, or grants an Incentive in substitution for any such Incentive, then the Incentive shall be (i) subject to such terms and conditions as are required for the Incentive to continue to qualify under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code under the Tax Cuts and Jobs Act of 2017, as the Committee shall determine, (ii) the Incentive will be administered by a sub-committee of the Committee which is comprised of two or more members that qualify as “outside directors” under Section 162(m) of the Code prior to the enactment of the Tax Cuts and Jobs Act of 2017, and (iii) none of the provisions of the Plan shall apply to such Incentive to the extent such provisions would result in the Incentive no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code prior to the Tax Cuts and Jobs Act of 2017.
Article 6.     Stock Options.
A stock option is a right to purchase shares of Common Stock from MidSouth. Stock options granted under this Plan may be ISOs or NQOs. Any option that is designated as a NQO shall not be treated as an ISO. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:
6.1    Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Article 11.5; provided that in no event shall the option price be less than the Fair Market Value of a share of Common Stock on the date of grant.
6.2    Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment under Article 11.5.
6.3    Duration and Time for Exercise. The term and exercisability of each stock option shall be determined by the Committee, which may also accelerate the exercisability of any stock option.
6.4    Repurchase. Upon approval of the Committee, unless prohibited by Section 6.7 below, MidSouth may repurchase a previously granted stock option from a participant before it has been exercised by payment to the participant of the amount per share by which the Fair Market Value (as defined in Article 13) of the Common Stock subject to the option on the date of purchase exceeds the exercise price.

6.5    Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to MidSouth specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares in United States dollars. The price may be paid (a) by cash, uncertified or certified check or bank draft, (b) by delivery of shares of Common Stock held by the optionee in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by MidSouth (with a copy to MidSouth) to promptly deliver to MidSouth the amount of sale or loan proceeds to pay the exercise price, (d) by means of a “net exercise” procedure pursuant to which shares of Common Stock may be withheld from delivery under the stock option or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of a stock option, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.
6.6    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as ISOs (as is defined in Section 422 of the Code):

(a)
Any ISO agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as ISOs.

(b)	All ISOs must be granted within ten years from the date on which this Plan was adopted by the Board originally.

(c)	Unless sooner exercised, all ISOs shall expire no later than ten years after the date of grant.

(d)	The option price for ISOs shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(e)
No ISO shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation unless the option price is not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and, unless sooner exercised, such options expire no later than five years after the date of grant.

(f)
The aggregate Fair Market Value (determined with respect to each ISO as of the time such ISO is granted) of the Common Stock with respect to which ISO are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company or any Subsidiary) shall not exceed $100,000. To the extent this $100,000 limitation is exceeded, the options that relate to the excess shall be treated as NQOs.

6.7    Repricing; Cancellation and Re-Grant of Incentives. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Incentive under the Plan, (ii) provide for the exchange of an Option, SAR or other purchase right granted under the Plan for cash or any other Incentive when the exercise price or strike or purchase price of such Option. Stock Appreciation Right or purchase right, respectively, is greater than or equal to the Fair Market Value of a share of Common Stock or (iii) cancel and re-grant any outstanding Incentive under the Plan in a manner that would constitute a repricing of such Incentive under applicable accounting rules, in each case unless the stockholders of the MidSouth have approved such an action within twelve (12) months prior to such an event; provided, however, that this provision shall not prevent cancellations of Incentives upon expiration or termination of such Incentives and the return of the underlying shares of Common Stock to the Plan for future issuance pursuant to Section 5.1 hereof.
6.8    No Dividends on Stock Options. No dividends or dividend equivalents may be granted or paid with respect to any stock options granted under the Plan.
Article 7.     Restricted Stock and Restricted Stock Units.
7.1    Grant of Restricted Stock or Restricted Stock Units. The Committee may award shares of restricted stock and/or RSUs as it determines pursuant to Article 3. An award may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the Plan.
7.2    The Restricted Period. Subject to Section 5.4, at the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares shall be restricted (the “Restricted Period”). Each award of restricted stock may have a different Restricted Period.
7.3    Escrow. The participant receiving restricted stock and/or RSUs shall enter into an Incentive Agreement with MidSouth setting forth the conditions of the grant. Shares of restricted stock will be registered in the name of the participant via the Direct Registration System (DRS), which is a form of “book-entry” ownership, with MidSouth’s transfer agent. For the Restricted Period, the shares shall have an accompanying notation or shall otherwise be accompanied by a legend in substantially the following form:

“The transferability of these shares registered in the Direct Registration System or represented by this certificate are subject to the terms (including conditions of forfeiture) of the MidSouth Bancorp 2018 Long-term Incentive Plan and an agreement entered into between the registered owner and MidSouth Bancorp, Inc. thereunder. Copies of the Plan and agreement are on file and available for inspection at the principal office of the Company.
7.4    Dividends on Restricted Stock and RSUs. Notwithstanding anything else contained herein to the contrary, dividends may accrue with respect to unvested Restricted Stock and RSUs, but will not be paid or issued until such Restricted Stock or RSU is fully vested and the shares of Common Stock are issued and such shares of Restricted Stock are no longer subject to any vesting requirements or repurchase rights on behalf of MidSouth. In such case, the dividends may be deemed reinvested in additional unvested Restricted Stock or RSUs which remain subject to the same Restricted Period to which the unvested Restricted Stock or RSUs to which the dividends related or accumulated and paid in cash if and at the same time as the Restricted Period lapses for the unvested Restricted Stock or RSUs to which the dividends related. For the avoidance of doubt, dividend payouts are prohibited on unvested Restricted Stock and RSU Incentives.
7.5    Forfeiture. If any shares of restricted stock and/or RSUs are forfeited under the Incentive Agreement (including any additional accrued shares that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be canceled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Article 11.5 due to a recapitalization, merger or other change in capitalization.
7.6    Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Article 7.2 and in the Incentive Agreement, the restrictions applicable to the Restricted Stock and/or RSUs shall lapse and the restriction will be removed and the number of shares of restricted stock and/or RSU with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends other than those required by law, to the participant or the participant’s estate, as the case may be.
7.7    Rights as a Shareholder. Subject to the Plan and Section 7.4, each participant receiving restricted stock shall have all the rights of a shareholder with respect to such stock during any period in which such stock is subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such stock. Subject to the Plan and Section 7.4, no participant shall, as a result of receiving a grant of RSUs, have any rights as a stockholder until and then only to the extent the RSUs are settled in shares of Common Stock, unless the Incentive Agreement specifically provides otherwise.

Article 8.     Stock Appreciation Rights.
A SAR is a right to receive, without payment to MidSouth, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Article 8.4. A SAR may be granted with respect to any stock option granted under the Plan concurrently with the grant of such option (as to all or any portion of the shares of Common Stock subject to the option) or alone without reference to any related option. Each SAR granted by the Committee under the Plan shall be subject to the following terms and conditions:
8.1    Number. The SAR shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to Article 5.1 and subject to adjustment as provided in Article 11.5. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.
8.2    Duration and Time for Exercise. The term and exercisability of each SAR shall be determined by the Committee. Unless otherwise provided by the Committee in the Incentive Agreement, each SAR issued in connection with a stock option shall become exercisable at the same time or times, to the same extent and upon the same conditions as the related stock option. No participant may be granted SARs with respect to an ISO (under this plan or any other plan of the Company) which are exercisable for the first time by the participant during any calendar year for more than $100,000; if the limitation is exceeded, the options that relate to the excess shall be treated as NQOs. The Committee may in its discretion accelerate the exercisability of any SAR at any time.
8.3    Exercise. A SAR may be exercised, in whole or in part, by giving written notice to MidSouth, specifying the number of SARs that the holder wishes to exercise. MidSouth shall, within 30 days of receipt of notice of exercise, deliver to the exercising holder certificates for the shares of Common Stock or shall cause such number of shares of Common Stock to be registered in the name of the participant via the DRS with MidSouth’s transfer agent, or shall deliver cash, or both, as determined by the Committee, to which the holder is entitled pursuant to Article 8.4.
8.4    Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)
the number of shares as to which the SAR is exercised multiplied by the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the Exercise Date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Article 11.5 ); by

(b)	the Fair Market Value of a share of Common Stock on the Exercise Date.
In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the Exercise Date of any or all of the shares that otherwise would be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the Exercise Date or to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date. Notwithstanding anything else contained herein to the contrary, no dividends or dividend equivalents may be paid or granted with respect to any SARs granted under the Plan.
8.5    Stockholder Rights. No participant shall, as a result of receiving a SAR, have any rights as a stockholder unless and until the date the SAR is exercised and then only to the extent that the SAR is settled by the issuance of shares of Common Stock.
Article 9.     Performance Shares and Performance Units.
A performance share or performance unit consists of an award that may be paid in shares of Common Stock or in cash, as described below. Subject to Section 5.4, the award of performance shares and performance units shall be subject to such terms and conditions as the Committee deems appropriate.
9.1    Performance Objectives. Each performance share and performance unit will be subject to performance objectives for MidSouth or one of its subsidiaries, divisions or departments to be achieved by the end of a specified period. The Committee shall set performance goals and objectives in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance units that will be paid out to the participant. Examples of such performance objectives are provided in Article 11.12 except that any Incentives intended to constitute “qualified performance-based compensation” under the transition rule for Section 162(m) of the Code must be based on one or more of the performance objectives set forth therein. The number of performance shares and/or performance units awarded shall be determined by the Committee as described in this Section 9.1 and may be subject to such terms and conditions as it shall determine. If the performance objectives are achieved, each participant will be paid (a) a number of shares of Common Stock equal to the number of performance shares initially granted to him or her; (b) a cash payment equal to the Fair Market Value of such number of shares of Common Stock on the date the performance objectives are met or such other date as may be provided by the Committee or (c) a combination of shares of Common Stock and cash, as may be provided by the

Committee. Notwithstanding the foregoing, unless otherwise provided in the Incentive Agreement, the Committee may in its discretion declare the performance objectives achieved or waived. To the extent a performance share or performance unit is intended to qualify as performance based compensation under Section 162(m) of the Code transition rule, it must meet the additional requirements imposed thereby. With respect to any Incentive that is intended to require the satisfaction of a performance objective, the Committee shall interpret the Plan, and such Incentive shall not be paid until the Committee shall first have certified in writing that the performance objective(s) have been satisfied. All decisions, determinations, interpretations and actions taken by the Committee regarding the Plan and regarding the achievement of performance objectives shall be conclusive and binding on all parties concerned. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.
9.2    Not a Shareholder. Except as set forth in Section 9.3, the award of performance shares and performance units to a participant shall not create any rights in such participant as a shareholder of MidSouth, until the payment of shares of Common Stock with respect to an award, at which time such stock shall be considered issued and outstanding.
9.3    Dividend Equivalents. A performance share and performance unit award may only be granted in conjunction with dividend equivalent payment rights or other such rights. Dividend equivalent payments may only be accumulated and made to the participant at the end of the specified performance period provided such performance objectives and other terms and conditions have been satisfied or may be deemed to be reinvested in additional performance shares or performance units at the Fair Market Value of a share of Common Stock on the date of payment of the dividend or issuance of the right and subject to the same performance and other terms and conditions as the performance shares or performance units to which the dividends related. Notwithstanding anything else contained herein to the contrary, dividend equivalents may accrue with respect to unvested performance shares and performance unit awards, but will not be paid or issued until such performance shares or performance unit awards are fully vested and the performance shares or performance units are issued and such performance shares or performance units are no longer subject to any vesting requirements or repurchase rights on behalf of the Company. For the avoidance of doubt, dividend equivalent payouts are prohibited on unvested performance shares or performance units.
Article 10.     Cash-Based Awards; Other Stock-Based Awards.
10.1    Cash-Based Awards Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards in such amounts and upon such terms as the Committee may determine. Subject to Section 5.4, the Committee may grant a Cash-Based Award with a period that covers such number of calendar or fiscal years as the Committee shall determine and set forth in the Award Agreement. A Cash-Based Award may be subject to substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon satisfaction of such terms and achievement of such objectives as the Committee shall determine and set forth in the Incentive Agreement. A Cash-Based Award shall become payable no later than the 15th day of the third month following the end of the taxable year of the Participant, or the fiscal year of the Company, in which the Participant’s rights under such Cash-Based Award are no longer subject to a substantial risk of forfeiture.
10.2    Other Stock-Based Awards The Committee is authorized to grant such other stock-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such other stock-based awards. Except as provided by the Committee, shares delivered pursuant to a purchase right granted under this Section 10.2 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, shares of Common Stock, outstanding Incentives or other property, as the Committee shall determine, provided, however, that the purchase price of shares subject to an other-stock-based award in the nature of purchase rights must be no less than the Fair Market Value of the Common Stock as of the date of grant of the award. Subject to the prohibition against repricings and Section 5.4, the Committee may grant shares of Common Stock as bonus shares or in lieu of any cash otherwise payable under bonuses.
Article 11.     General.
11.1    Duration. Subject to Article 11.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.
11.2    Transferability of Incentives. No Incentives granted under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company) or pursuant to a domestic relations court order, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.
Incentives may be exercised during the lifetime of a participant only by the participant, by the participant’s guardian or legal representative or by a permitted transferee as provided below. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive, or levy of attachment or similar process upon the Incentive not specifically permitted herein, shall be null and void and without effect.

Notwithstanding the foregoing, to the extent provided in the Incentive Agreement, Incentives (other than ISOs and corresponding Incentives), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Participant means any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant and/or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Participant and/or members of his or her Immediate Family; and the “Immediate Family” of a Participant means the Participant’s spouse, any person sharing the Participant’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Incentive may be exercised by such transferee in accordance with the terms of the Incentive Agreement. If so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution with respect to any Incentive upon the death of the Participant. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to and consistent with the provisions of the Plan and any applicable Incentive Agreement, except to the extent the Plan and Incentive Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.
11.3    Effect of Termination of Employment or Death. If an employee participant ceases to be an employee of the Company or an Outside Director for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement.
11.4    Additional Condition. Anything in this Plan to the contrary notwithstanding: (a) MidSouth may, if it determines it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to MidSouth a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time MidSouth further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to MidSouth.

11.5    Adjustment. In the event of any merger, consolidation or reorganization of MidSouth with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan and outstanding Incentives, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.
11.6    Incentive Agreements. The terms of each Incentive shall be stated in an electronic or written agreement approved by the Committee.
11.7    Withholding. At any time that a participant is required to pay to the Company an amount that is the minimum (that will not result in adverse financial accounting consequences) required to be withheld under the applicable income and employment tax laws in connection with the issuance of shares of Common Stock or payment of cash under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee’s right of disapproval, satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the “Tax Date”).
Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election is not permitted to be made with respect to such shares of restricted stock.
A participant may also satisfy his or her total tax liability related to an Incentive by delivering shares of Common Stock that are held by the participant. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.
The participant will be responsible to pay to the Company in cash, or have withheld from any cash payments, any amounts to be withheld under applicable income and employment tax laws in connection with an Incentive to the extent not paid as described above.

11.8    No Continued Employment. No participant shall have any right, because of his or her participation, to continue in the employ or service of the Company or any of its subsidiaries for any period of time or to any right to continue his or her present or any other rate of compensation.
11.9    Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment (other than pursuant to an option or SAR) may be deferred at the option of the participant if provided in the Incentive Agreement and to the extent permitted pursuant to Section 409A of the Code.
11.10    Extension of Term of Incentive Notwithstanding any provision of the Plan providing for the maximum term of an Incentive, in the event any Incentive would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Incentive (or provide for such in the applicable Incentive Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Incentive, provided such extension (i) is permitted by law, (ii) does not violate Section 409A of the Code with respect to the Incentive, and (iii) does not otherwise adversely impact the tax consequences of the Incentive (such as ISOs and related Incentives).
11.11    Amendment of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair in a materially-adverse way, without the consent of the recipient, an Incentive previously granted; and provided further, that an amendment to (i) materially increase the number of shares of Common Stock issuable through the Plan, (ii) materially modify the eligibility requirements, (iii) materially increase the benefits under the Plan or (iv) change the performance conditions or related limits set forth in the Plan for Incentives that are intended to be performance-based compensation under the special transition rule of Section 162(m) of the Code, must be approved by the shareholders of MidSouth.
11.12    Performance Objectives Defined. The Plan permits performance goals to be based on one or more objective business criteria, which may include the following: revenue, earnings (including earnings before interest, taxes, depreciation and amortization), operating income, net income, profit margins, earnings per share, return on assets, return on equity, return on average equity, return on tangible equity, net interest margin, economic value-added, stock price, volume of business, market share, book value, expense management, cash flow, customer satisfaction, credit quality, credit performance, employee retention, compliance standards, and any other industry based criteria utilized in measuring the performance of a financial services company.
Article 12.     Change of Control.

(a)	A Change of Control shall mean:

(1)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of more than 30% of the outstanding voting power with respect to the election of directors (“Voting Securities”); provided, however, that for purposes of this subsection (i), no Change of Control will be over as a result of acquisition of Voting Securities: (a) directly from or by the Company, (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (c) by any corporation pursuant to a transaction that complies with clauses a), b) and c) of subsection (iii) of this Section; or

(2)
individuals who, as of the date this Plan was adopted by the Board of Directors (the “Approval Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(3)
consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination,

(i)
all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock and the Voting Securities of the Company immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination

(which, for purposes of this clause) and clauses b) and c), shall include a corporation that as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries), and

(ii)
except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

(b)
Treatment of Incentives in Connection with a Change in Control. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Incentives shall be assumed by, or substituted with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event that the surviving corporation in a Change in Control refuses to assume or substitute for an Incentive, the Incentive will become fully vested or exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Incentives shall lapse, provided that any Incentives subject to performance-based vesting shall vest based on the greater of (i) actual performance as of the Change in Control or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control. Unless the Incentives shall be assumed by, or substituted with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee, without the need for the consent of any Participant may either (i) allow all Participants to exercise such options, SARs and purchase rights, to the extent then exercisable or to become exercisable upon the transaction, within a reasonable period prior to the consummation of the Change in Control and cancel any such Incentives that remain unexercised upon consummation of the Change in Control, and/or (ii) cancel any or all of such outstanding Incentives in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Participant would have received (net of the exercise or purchase price with respect to any options, SARs or purchase rights) if such vested Incentives were settled or distributed, or such vested options, SARs and purchase rights were exercised, immediately prior to the consummation of the Change in Control. Options, SARs and purchase rights with exercise or purchase prices that equal or exceed the then Fair Market Value of the shares of Common Stock in the transaction may be cancelled without any consideration therefor.
Article 13.     Definition of Fair Market Value.
“Fair Market Value” of Common Stock shall be determined for purposes of this Plan, as follows: (a) if it is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share on such exchange or quotation system on the applicable date, or if no sale shall have been made on that day, on the next preceding day on which there was a sale; (b) if it is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (c) if it is not regularly quoted, the fair market value of a share on the applicable date as established by the Committee in good faith.
Article 14.     Clawback Provision.
All Incentives (whether vested or unvested) shall be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of any national securities exchange or system on which the Common Stock is then listed or reported or the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, which could in certain circumstances require repayment or forfeiture of Incentives or any shares of Common Stock or other cash or property received with respect to the Incentives (including any value received from a disposition of the shares of Common Stock acquired upon payment of the Incentives).
Article 15.     Banking Regulatory Provision.
All Incentives shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which MidSouth or any subsidiary thereof is subject.

Article 16.     Non-Qualified Deferred Compensation
It is intended that Incentives that are granted under the Plan be exempt from treatment as “non-qualified deferred compensation” subject to Section 409A of the Code. Towards that end, all Incentives are intended to contain such terms as will qualify the Incentives for one or more exemptions from Section 409A of the Code. The terms of the Plan and all Incentives shall be construed consistent with such intent. Notwithstanding the foregoing, however, the Company shall not be liable to any participant or any other person if an Incentive is subject to Section 409A of the Code or the participant or other person is otherwise subject to any additional tax, interest or penalty for failure of an Incentive to comply with, or be exempt from, Section 409A of the Code.
The time and form of payment of an Incentive shall be as set forth in the Incentive Agreement. If the time of payment is not set forth in the Incentive Agreement, and the Incentive is not otherwise exempt from Section 409A of the Code, then the time of payment shall be within two and one-half months after the end of the later of the calendar year or fiscal year of the Company that employs the participant in which the Incentive becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code. NQOs and SARs are intended to be exempt stock rights under Section 409A of the Code. ISOs and restricted stock are exempt by definition from Section 409A of the Code.
Article 17.     Effective Date
The Plan shall become effective (the “Effective Date”) at such time as the Board of Directors of MidSouth approve the Plan, contingent upon the approval of the shareholders of the Company by a majority of the votes cast at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan. Incentives may be awarded on and after the Effective Date, except no Restricted Stock may be granted and no Incentives may be settled in shares of Common Stock unless and until the shareholders so approve the Plan.